Registration No. 333-_______

As filed with the Securities and Exchange Commission on May 13, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLEXUS CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	39-134447
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

55 Jewelers Park Drive
Neenah, Wisconsin	54957
(Address of Principal Executive Offices)	(Zip Code)

PLEXUS CORP. 2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

JOSEPH D. KAUFMAN	Copy to:
Vice President, Secretary and General Counsel	KENNETH V. HALLETT
PLEXUS CORP.	Quarles & Brady LLP
55 Jewelers Park Drive	411 East Wisconsin Avenue
P.O. Box 156	Milwaukee, Wisconsin 53202
Neenah, Wisconsin 54957-0156

(Name and address of agent for service)

(920) 722-3451
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered (1)	Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $.01 per share	150,000 shares	(2)	$1,840,500	$217
Preferred Stock Purchase Rights	(3)	(3)	(3)	(3)

(1)	The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant’s Common Stock. This Registration Statement therefore covers, in addition to the above-stated 150,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment. Certain shares under the Plan have been registered under Registration Statement No. 333-37154; this Registration Statement covers additional shares which may be issued under the Plan.

(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $12.27 per share, which is the average of the high and low sales prices of the Registrant’s Common Stock as reported in the Nasdaq Stock Market on May 10, 2005. The actual offering price will be determined in accordance with the terms of the Plan.

(3)	One right is issued in tandem with each share of Plexus common stock. The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached. Includes registration of shares of the Registrant’s Preferred Stock and Common Stock underlying such rights.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

      This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional shares for issuance pursuant to the Plexus Corp. 2005 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant’s registration statement on Form S-8 (File No. 333-37154), as amended, and all the exhibits thereto, relating to the Employee Stock Purchase Plan, which was previously filed with the Securities and Exchange Commission and amended on May 13, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Plexus Corp. (the “registrant”) (Commission File No. 000-44824) with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 1, 2005 and April 2, 2005;

•	The Registrant’s Current Reports on Form 8-K dated November 8, 2004, November 18, 2004, February 9, 2005, April 1, 2005, April 4, 2005 and May 11, 2005;

•	The description of the Common Stock in the Registration Statement on Form 8-A, dated July 18, 1986, as amended by Amendment No. 2 thereto dated May 20, 1999; and

•	The description of the Preferred Stock Purchase Rights in the Registration Statement on Form 8-A, dated as of August 17, 1998, as amended by Amendment No. 1 thereto dated December 6, 2000.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8. Exhibits.

      See Exhibit Index following the Signatures page(s) in this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on May 13, 2005.

PLEXUS CORP. (Registrant)
By:	/s/ DEAN A. FOATE
Dean A. Foate,
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean A. Foate, F. Gordon Bitter and Joseph D. Kaufman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

/s/ DEAN A. FOATE	/s/ STEVEN P. CORTINOVIS

Dean A. Foate, President, Chief Executive Officer and Director (Principal Executive Officer)	Steven P. Cortinovis, Director

/s/ F. GORDON BITTER	/s/ DAVID J. DRURY

F. Gordon Bitter, Vice President and Chief Financial Officer (Principal Financial Officer)	David J. Drury, Director

/s/ SIMON J. PAINTER	/s/ THOMAS J. PROSSER

Simon J. Painter, Corporate Controller (Principal Accounting Officer)	Thomas J. Prosser, Director

/s/ JOHN L. NUSSBAUM	/s/ DR. CHARLES M. STROTHER

John L. Nussbaum, Chairman and Director	Dr. Charles M. Strother, Director

/s/ RALF R. BOER	/s/ PETER KELLY

Ralf R. Boer, Director	Peter Kelly, Director

*Each of these signatures is affixed as of May 13, 2005.

PLEXUS CORP.
(the “Registrant”)
(Commission File No. 0-14553)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Incorporated Herein
Exhibit Number	Description	by Reference To	Filed Herewith
4.1	Restated Articles of Incorporation of Plexus Corp., as amended through March 13, 2001	Exhibit 3(i) to Plexus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

4.2	Bylaws of Plexus Corp., as amended through March 7, 2001	Exhibit 3(ii) to Plexus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

4.3(a)	Amended and Restated Shareholder Rights Agreement, dated as of August 13, 1998, (as amended through November 14, 2000) between Plexus and Firstar Bank, N.A. (n/k/a USBank, N.A.) as Rights Agent, including form of Rights Certificates	Exhibit 1 to Plexus’ Form 8-A/A filed on December 6, 2000.

4.3(b)	Agreement of Substitution and First Amendment to the Amended and Restated Shareholder Rights Agreement dated as of December 5, 2002	Exhibit 4.2(b) to Plexus’ Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

5	Opinion of Counsel	Exhibit 5 to Plexus’ Form S-8/A (Registration No. 333-37154) filed on May 13, 2005.

23.1	Consent of PricewaterhouseCoopers LLP		X

23.2	Consent of Counsel	Contained in Exhibit 5 to Plexus’ Form S-8/A (Registration No. 333-37154), as amended on May 13, 2005.

24	Powers of Attorney		Signature Page to this Registration Statement

99	2005 Employee Stock Purchase Plan	Exhibit B to the Registrant’s Proxy Statement dated December 29, 2004 for its Annual Meeting of Shareholders on February 9, 2005.